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                                                                     EXHIBIT 2.1

                  PLAN OF REORGANIZATION AND CHANGE OF SITUS

                                   BY WHICH

                                MEGA-MART, INC.
                           (A DELAWARE CORPORATION)

                                      AND

                           AURIC MINING CORPORATION
                            (A NEVADA CORPORATION)

                      CHANGES ITS PLACE OF INCORPORATION


     THIS PLAN OF REORGANIZATION is made effective and dated this day of September 28, 1994, by and between the above referenced corporations, sometimes referred to herein as "the Public Delaware Company" and "the Private Nevada Company", respectively.


                                I. THE PARTIES


     1.   MEGA-MART, INC. ("the Public Delaware Company") is a Delaware
     Corporation.

     2. AURIC MINING CORPORATION ("the Private Nevada Company") is a Nevada Corporation, having been created (or to be created) on behalf of Mega-Mart, Inc., for the purpose of this change of situs.


                                 II. RECITALS

     A.   THE CAPITAL OF THE PARTIES:

     1. THE CAPITAL OF THE PUBLIC COMPANY consists of 30,000,000 shares of common voting stock of $0.01 par value authorized, of which 1,096,500 shares are issued and outstanding.

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                                      PLAN OF REORGANIZATION AND CHANGE OF SITUS
                            Mega-Mart, Inc./Auric Mining from DELAWARE TO NEVADA
                                                                         Page 39


          2. THE CAPITAL OF THE PRIVATE COMPANY consisted of 50,000,000 shares of common voting stock of $.001 par value authorized, of which no shares have been or are issued or outstanding.

          B. THE BACKGROUND FOR THE REORGANIZATION: The Public Delaware Company desires to locate its Corporate Situs in Nevada, for the reason that its principal offices are located within that State.

          C. THE DECISION TO REORGANIZE TO CHANGE SITUS: The Parties have resolved, accordingly, to relocated the public company, by means of the following reorganization, by which the Public Company will move to Nevada.

                          III. PLAN OF REORGANIZATION

          A. CHANGE OF SITUS: The Public Delaware Company and the Private Nevada Company are hereby reorganized for the sole and singular purpose of changing the respective place of incorporation of the Company from Delaware to Nevada; such that immediately following the Reorganization--

          1. MERGER: Mega-Mart, Inc., of Delaware shall merge with and into Auric Mining Corporation of Nevada.

          2. THE PUBLIC COMPANY: The former Mega-Mart, Inc., of Delaware will become and thereafter be Auric Mining Corporation of Nevada. The Public Company will retain its corporate personality and status, and will continue its corporate existence uninterrupted, in and through, and only in and through the Nevada Corporation.

          B. EFFECTIVE DATE: This Plan of Reorganization shall become effective immediately approval and adoption by Corporate parties hereto, in the manner provided by the law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the effective date hereof.

          C. SURVIVING CORPORATIONS: The Nevada Company shall survive the Reorganization as indicated above, after Reorganization, with the operational history of the Delaware Company before the Reorganization, and with the duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged. The Delaware Company shall cease to exist as a separate entity and shall survive as and only as the Nevada Company.

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                                      PLAN OF REORGANIZATION AND CHANGE OF SITUS
                            Mega-Mart, Inc./Auric Mining from DELAWARE TO NEVADA
                                                                         Page 40


          D. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: the Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgements and assurances and to do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others shareholders.

          E. CONVERSION OF OUTSTANDING SHARES: Forthwith upon the effective date hereof, each and every one share of stock in the Public Delaware Company shall be converted to one share of the Nevada Company. Any such holders of shares may surrender them to the transfer agent for common stock of the former Public Delaware Company, which transfer agent shall remain and continue as transfer agent for the now Public Nevada Company.

          THIS REORGANIZATION AGREEMENT is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.


     MEGA-MART, INC.                                    AURIC MINING CORPORATION
     (A DELAWARE CORPORATION)                             (A NEVADA CORPORATION)

     by                               by


     /s/ Claude Smith                                   /s/ William Stocker
     ----------------------------                       ------------------------
     Claude Smith                                                William Stocker
     PRESIDENT, DIRECTOR                                         ATTORNEY AT LAW
                                                   INCORPORATOR AND SOLE INITIAL
                                                            OFFICER AND DIRECTOR

AURIC MINING CORPORATION 15C2-11  OCTOBER 15, 1994 EXHIBIT INDEX IS ON PAGE 8
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                                MEGA-MART, INC.
                            A DELAWARE CORPORATION


                              September 21, 1994

                          MAJORITY SHAREHOLDER ACTION

     THE MEETING WAS HELD pursuant to waiver of Notice, Shareholder Representatives present was CLAUDE SMITH, President and Representative of a majority of all Shareholders entitled to vote.

     A MAJORITY OF ALL SHAREHOLDERS entitled to vote at an regular meeting of shareholders called upon notice being present by their authorized representatives, the following action was Resolved and Taken:

     1. The Officers are empowered and directed to effectuate a 5 to 1 reverse split of the Company's Common Stock.

     2. The Officers are empowered and directed to change the Company's place of incorporation from Delaware to Nevada.

     3. The Officers are empowered and directed to change the Company's Corporate Name to Auric Mining Corporation.

     4. The Officers are empowered and directed to cause the creation of a new Nevada Corporation to effectuate the changes authorized herein, and to further authorize the appointment of WILLIAM STOCKER, attorney at law, to serve as General Counsel, Incorporator and Sole Initial Interim Director of that Nevada Corporation for the purposes of that Corporation's creation and the execution of documents to reorganize this Corporation in conformity with the Authorizations given herein.


                               /s/ Claude Smith
                               ----------------
                                Claude Smith
                                      for
                         Omni-Quest dba Claude Smith,
                   Smith Oil of Jerusalem dba Claude Smith,
                          Smith Oil Corp of Louisiana
                         and Claude smith personally.